SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF  THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT—August 7, 2003

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (513) 425-5000

Item 5.    Other Events.

Under the terms of (i) the agreement (the “Note Agreement”) governing the Senior Secured Notes due 2004 (the “Senior Secured Notes”) of AK Steel Corporation (“AK Steel”), (ii) the Indenture, dated as of June 11, 2002, relating to the 7-3/4% Senior Notes Due 2012 of AK Steel (the “7-3/4% Indenture”) and (iii) the Indenture, dated as of February 10, 1999, as amended and supplemented by the First Supplemental Indenture, dated as of August 6, 1999, the Second Supplemental Indenture, dated as of October 1, 1999, and the Third Supplemental Indenture, dated as of August 8, 2002, relating to the 7-7/8% Senior Notes Due 2009 of AK Steel (as so amended and supplemented, the “7-7/8% Indenture”), AK Steel was required to cause each of AKS Investments, Inc. (“AKS”) and AK Tube LLC (“AK Tube”) to agree to unconditionally guarantee the obligations of AK Steel under the Note Agreement, the 7-3/4% Indenture and the 7-7/8% Indenture because AKS and AK Tube agreed to guarantee the obligations of AK Steel under the $400 million, five-year senior secured revolving credit facility entered into by AK Steel on July 24, 2003.

On August 7, 2003, each of AKS and AK Tube executed a guarantee agreement (collectively, the “Guarantee Agreements”) in favor of the holders from time to time of the Senior Secured Notes.

On August 8, 2003, AK Steel, AK Steel Holding Corporation (“AK Holding”), Douglas Dynamics, L.L.C. (“Douglas Dynamics”), AKS, AK Tube and Fifth Third Bank, as trustee (the “Trustee”), entered into a First Supplemental Indenture (the “First Supplemental Indenture”) to the 7-3/4% Indenture, pursuant to which AKS and AK Tube agreed to unconditionally guarantee the obligations of AK Steel under the 7-3/4% Indenture.

On August 8, 2003, AK Steel, AK Holding, Douglas Dynamics, AKS, AK Tube and the Trustee entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the 7-7/8% Indenture, pursuant to which AKS and AK Tube agreed to unconditionally guarantee the obligations of AK Steel under the 7-7/8% Indenture.

Copies of the Guarantee Agreements, the First Supplemental Indenture and the Fourth Supplemental Indenture have been filed as Exhibits 4.1 through 4.4 to this Current Report.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

4.1 AKS Investments, Inc. Guarantee Agreement dated as of August 7, 2003 in favor of the holders from time to time of several Note Agreements dated as of December 17, 1996 with the institutional purchasers listed in Schedule A thereto, pursuant to which the Company issued previously and sold to such purchasers $250,000,000 aggregate principal amount of its Senior Secured Notes due 2004.

4.2 AK Tube LLC Guarantee Agreement dated as of August 7, 2003 in favor of the holders from time to time of several Note Agreements dated as of December 17, 1996 with the institutional purchasers listed in Schedule A thereto, pursuant to which the Company issued previously and sold to such purchasers $250,000,000 aggregate principal amount of its Senior Secured Notes due 2004.

4.3 First Supplemental Indenture, dated as of August 8, 2003, to the Indenture dated as of June 11, 2002 relating to the 7-3/4% Senior Notes Due 2012 of AK Steel, to which AK Steel, AK Holding, Douglas Dynamics and the Trustee are parties.

4.4 Fourth Supplemental Indenture, dated as of August 8, 2003, to the Indenture, dated as of February 10, 1999, as amended and supplemented by the First Supplemental Indenture, dated as of August 6, 1999, the Second Supplemental Indenture, dated as of October 1, 1999, and the Third Supplemental Indenture, dated as of August 8, 2002 relating to the 7-7/8% Senior Notes Due 2009 of AK Steel, to which AK Steel, AK Holding, Douglas Dynamics and the Trustee are parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn

David C. Horn Secretary

Dated: August 18, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1	AKS Investments, Inc. Guarantee Agreement dated as of August 7, 2003 in favor of the holders from time to time of several Note Agreements dated as of December 17, 1996 with the institutional purchasers listed in Schedule A thereto, pursuant to which the Company issued previously and sold to such purchasers $250,000,000 aggregate principal amount of its Senior Secured Notes due 2004.

4.2	AK Tube LLC Guarantee Agreement dated as of August 7, 2003 in favor of the holders from time to time of several Note Agreements dated as of December 17, 1996 with the institutional purchasers listed in Schedule A thereto, pursuant to which the Company issued previously and sold to such purchasers $250,000,000 aggregate principal amount of its Senior Secured Notes due 2004.

4.3	First Supplemental Indenture dated as of August 8, 2003, to the Indenture dated as of June 11, 2002 relating to the 7-3/4% Senior Notes Due 2012 of AK Steel, to which AK Steel, AK Holding, Douglas Dynamics and the Trustee are parties.

4.4	Fourth Supplemental Indenture dated as of August 8, 2003, to the Indenture, dated as of February 10, 1999, as amended and supplemented by the First Supplemental Indenture, dated as of August 6, 1999, the Second Supplemental Indenture, dated as of October 1, 1999, and the Third Supplemental Indenture, dated as of August 8, 2002 relating to the 7-7/8% Senior Notes Due 2009 of AK Steel, to which AK Steel, AK Holding, Douglas Dynamics and the Trustee are parties.